UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): July 9, 2008

CHL Mortgage Pass-Through Trust 2008-1
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-140958-25

CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-140958

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4449516
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada
Calabasas, California	91302
(Address of Principal	(Zip Code)
Executive Offices of the depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events.

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (“Merger Sub”), with Merger Sub surviving the merger. The merger was consummated on July 1, 2008. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include the depositor, Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP) have become indirect subsidiaries of Bank of America Corporation.  On July 2, 2008, Countrywide Home Loans, Inc. completed the sale to a subsidiary of Bank of America Corporation of two entities that own all of the partnership interests in Countrywide Home Loans Servicing LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        CWMBS, INC.

        By: /s/ Darren Bigby
                                                        Darren Bigby
        Executive Vice President

Dated:  July 9, 2008